Exhibit 10(i)

RESTRICTED STOCK UNIT AGREEMENT
(Performance-Based)
This RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”) is made as of the Date of Grant set forth above by and between UNITED RENTALS, INC., a Delaware corporation, having an office at 100 First Stamford Place, Suite 700 Stamford, CT 06902 (the “Company”), and Awardee, currently an employee of the Company or an affiliate of the Company.
In consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Grant of Restricted Stock Units. The Company, pursuant to the United Rentals, Inc. Second Amended and Restated 2010 Long Term Incentive Plan (the “Plan”), which is incorporated herein by reference, and subject to the terms and conditions thereof and of this Agreement, hereby grants to Awardee (also referred to as “you”) the Target Number of Restricted Stock Units (the “Units”). The number of Units granted represents the number of Units that would be earned if the Company were to achieve the target level of performance for the Company Performance Measures (as hereinafter defined) for each calendar year during the period from January 1, 2015 through December 31, 2017 (each calendar year during such period, a “Performance Period”). The number of Units earned, if any, is subject to increase or decrease based on the Company’s actual performance against the Company Performance Measures and, if applicable, the ROIC Multiplier, and may range from 0% to 300% of the Units. Your failure to sign and return a copy of this Agreement within 30 days of receipt shall automatically effect a cancellation and forfeiture of the Units, except as determined by the Company in its sole discretion.
2.Company Performance Measure; Certification;
Change in Control; Forfeiture.

(i)
Company Performance Measures. Provided you have remained continuously employed by the Company or an affiliate of the Company through the last day of a Performance Period (each such day, a “Vesting Date”), one-third of the Target Number of Restricted Stock Units granted hereunder may be earned for each Performance Period based on the achievement of annual goals related to EBITDA and Economic Profit Improvement (each as adjusted for restructuring charges and stock compensation) set forth in Schedule I (the “Company Performance Measures”). The Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) shall approve the Company Performance Measures and the formula to determine the number of Units earned based upon the level of achievement of the Company Performance Measures for each Performance Period no later than 90 days after the commencement of the Performance Period to which the Company Performance Measures relate. The Company shall notify you of the Company Performance Measures and formula as soon as practicable thereafter.

(ii)
Certification. The Compensation Committee shall certify the achievement of the Company Performance Measures in accordance with Section 2.8.2(c) of the Plan and the percentage of Units earned for a Performance Period as soon as administratively practicable after the end of the Performance Period but no later than 45 days after the end of the calendar year in which the Performance Period ends (the “Certification Date”). The percentage of Units earned for a Performance Period will be determined as follows:

Performance	Percentage of Units earned for a Performance Period*
Performance less than Threshold	0%
Performance at Threshold	50%
Performance at Target	100%
Performance at or above Maximum	200%
*If the performance is between the amounts shown, the percentage of Units earned will be appropriately adjusted to a percentage determined by linear interpolation between the respective amounts shown.
The Company shall advise you of the percentage of Units earned for the Performance Period, which may be subject to further adjustment under Section 2(iii), as soon as practicable following the Certification Date. All earned Units for the Performance Period shall be settled in accordance with Section 4 and any Units not earned for the Performance Period shall be canceled and forfeited as of the Certification Date.

(iii)
Company ROIC Measure. For each Performance Period, provided you have remained continuously employed by the Company through the last day of the Performance Period, your Units relating to such Performance Period will be eligible for enhancement by application of the ROIC Multiplier (as defined below) if and to the extent determined by the Committee no later than no later than 90 days after the commencement of the applicable Performance Period (the “Establishment Date”). The “ROIC Multiplier” is a factor, ranging from 1 to 1.5, which is determined by the Company’s achievement of annual goals related to Return on Invested Capital (adjusted to exclude goodwill) set forth in Schedule I (the “Company ROIC Measure”). The Compensation Committee shall approve the Company ROIC Measure and the formula to determine the ROIC Multiplier earned based upon the level of achievement of the Company ROIC Measure for a Performance Period, if any, no later than 90 days after the Establishment Date. The Company shall notify you of the Company ROIC Measure and formula as soon as practicable thereafter. On the Certification Date, the Compensation Committee shall certify the achievement of the Company ROIC Measure in accordance with Section 2.8.2(c) of the Plan and the ROIC Multiplier earned for a Performance Period. For the avoidance of doubt, the Compensation Committee may determine that there will be no ROIC Multiplier for any or all Performance Periods.

The Company shall advise you of the ROIC Multiplier earned for a Performance Period as soon as practicable following the Certification Date. The ROIC Multiplier shall be applied to the number of Units for a Performance Period as determined by Section 2(ii). All earned Units for the Performance Period shall be settled in accordance with Section 4 and any Units not earned for the Performance Period shall be canceled and forfeited as of the Certification Date.

(iv)
Change in Control. Except as set forth in Section 7, following a Change in Control (as defined below), notwithstanding the provisions of Sections 2(i) and 2(ii), the Units will convert to time-based Units and will be deemed earned at the target level with respect to any then open Performance Period, and any applicable ROIC Multiplier will be deemed to be 1, on the anniversary of the Date of Grant following the end of the applicable Performance Period, provided that Awardee has remained continuously employed by the Company through the applicable Vesting Date.

(i)
Forfeiture. Except as set forth in Section 7 and 8, if you cease to be employed by the Company or an affiliate of the Company for any reason whatsoever, including, but not limited to, a termination by the Company or an affiliate of the Company with or without “Cause” (as hereinafter defined) or a resignation by you with or without “Good Reason” (as hereinafter defined), prior to the Vesting Date for any Performance Period, all Units that could have been earned for such Performance Period and for any remaining Performance Period shall be canceled and forfeited as of the date of such termination.

3.Transfer. Except as may be effected by will or other testamentary disposition or by the laws of descent and distribution, the Units are not transferable, whether by sale, assignment, exchange, pledge, or hypothecation, or by operation of law or otherwise before they earned and are settled, and any attempt to transfer the Units in violation of this Section 3 will be null and void.

4.Settlement of Units.

(i)
General. Earned Units shall be settled in shares of the common stock, $.01 par value, of the Company (“Shares”), on a one-for-one basis, (1) as soon as practicable following the applicable Certification Date (but in no event later than March 1st in the calendar year after the calendar year in which the Performance Period ends) or (2) following a Change in Control, as soon as practicable following the anniversary of the Date of Grant Units are deemed earned in accordance with Section 2(iv), provided in each case that Awardee has satisfied their tax withholding obligations with respect to the earned Units as described in this Agreement. Shares, in a number equal to the number of Units that have been earned, will be issued by the Company in the name of Awardee by electronic book-entry transfer or credit of such shares to an account of Awardee maintained with such brokerage firm or other custodian as the Company determines. Alternatively, in the Company’s sole discretion, such issuance may be effected in such other manner (including through physical certificates) as the Company may determine and/or by transfer or credit to such other account of Awardee as the Company or Awardee may specify.

(ii)
Section 409A. It is the Company’s intent that payments under this Agreement shall comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) to the extent applicable, and this Agreement shall be interpreted, administered and construed consistent with such intent. If, and only to the extent that, (1) the Units constitute “deferred compensation” within the meaning of Section 409A and (2) the Awardee is deemed to be a “specified employee” (as such term is defined in Section 409A and as determined by the Company), the payment of vested Units on account of the Awardee’s termination of employment shall not be made until the first business day of the seventh month after the Awardee’s “separation from service” (as such term is defined and used in Section 409A) with the Company, or if earlier, the date of the Awardee’s death. Each payment or delivery under this Agreement will be treated as a separate payment or delivery for purposes of Section 409A.

5.Forfeiture. You acknowledge that an essential purpose of the grant of the Units is to ensure the utmost fidelity by yourself to the interests of the Company and its affiliates and to your diligent performance of all of your understandings and commitments to the Company and its affiliates. Accordingly, YOU SHALL NOT BE ENTITLED TO RETAIN THE UNITS OR RECEIVE SHARES IN SETTLEMENT THEREOF, EITHER DURING OR AFTER TERMINATION OF YOUR EMPLOYMENT WITH THE COMPANY OR AN AFFILIATE OF THE COMPANY IF THE COMPANY, IN ITS SOLE DISCRETION, DETERMINES

THAT YOU HAVE AT ANY TIME ENGAGED IN “INJURIOUS CONDUCT” (AS HEREINAFTER DEFINED).

In the event of any such determination:

(i)	the Units shall terminate and be forfeited as of the date of such determination; and

(ii)
Awardee shall (a) transfer back to the Company, for consideration of $.01 per Share, all Shares that are held, as of the date of such determination, by Awardee and that were acquired upon settlement of the Units on or after the date which is 180 days prior to the date the Injurious Conduct occurred(Shares so acquired, the “Acquired Shares”) and (b) to the extent such Acquired Shares have previously been sold or otherwise disposed of by Awardee, repay to the Company the aggregate Fair Market Value (as defined in the Plan) of such Acquired Shares on the date of such sale or disposition, less the number of such Acquired Shares times $.01.

For purposes of the preceding clause (ii)(b) of this Section 5, the amount of the repayment described therein shall not be affected by whether Awardee received such Fair Market Value with respect to such sale or other disposition, and repayment may, without limitation, be effected, at the discretion of the Company, by means of offset against any amount owed by the Company to Awardee.

“Injurious Conduct” for purposes of this Agreement shall mean (i) Awardee’s fraud, misappropriation, misconduct or dishonesty in connection with his or her duties; (ii) any act or omission which is, or is reasonably likely to be, materially adverse or injurious (financially, reputationally or otherwise) to the Company or any of its affiliates; (iii) Awardee’s breach of any material obligations contained in this Agreement, or Awardee’s employment agreement or offer letter with the Company, including, but not limited to, any restrictive covenants or obligations of confidentiality contained therein; (iv) conduct by Awardee that is in material competition with the Company or any affiliate of the Company; or (v) conduct by Awardee that breaches Awardee’s duty of loyalty to the Company or any affiliate of the Company.

6.Securities Laws Restrictions. You represent that when the Units are settled, you will be acquiring Shares for your own account and not on behalf of others. You understand and acknowledge that federal and state securities laws govern and restrict your right to offer, sell or otherwise dispose of any Shares so received unless otherwise covered by a Form S-8 or unless your offer, sale or other disposition thereof is otherwise registered under the Securities Act of 1933, as amended, (the “1933 Act”) and state securities laws or, in the opinion of the Company’s counsel, such offer, sale or other disposition is exempt from registration thereunder. You agree that you will not offer, sell or otherwise dispose of any such Shares in any manner which would: (i) require the Company to file any registration statement with the Securities and Exchange Commission (or similar filing under state laws) or to amend or supplement any such filing or (ii) violate or cause the Company to violate the 1933 Act, the rules and regulations promulgated thereunder or any other state or federal law. You further understand that (i) any sale of the Shares you acquire upon settlement of the Units are subject to the Company’s insider trading rules and policies, as they exist from time to time, and (ii) the certificates for such Shares will bear such legends as the Company deems necessary or desirable in connection with the 1933 Act or other rules, regulations or laws.

If you are a director, officer or principal shareholder, Section 16(b) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) further restricts your ability to sell or otherwise dispose of Shares acquired upon settlement of the Units.

7.Change in Control; Death or Disability.

(i)
In the event of either (A) a Change in Control (as defined below) that results in none of the common stock of the Company or any direct or indirect parent entity being publicly traded or (B) a termination of Awardee’s employment by the Company or an affiliate of the Company without Cause, or by Awardee for Good Reason, within 12 months after any Change in Control, then all Units that have not previously become vested or been forfeited shall be deemed earned at the target level with respect to each remaining open Performance Period [and any applicable ROIC Multiplier will be deemed to be 1] and nonforfeitable upon the occurrence of such event.

(ii)
In the event of a termination of Awardee’s employment as a result of Awardee’s death or permanent disability (as defined under the Company’s long-term disability policies), a pro rata portion of the Units that could have been earned for the Performance Period in which such termination occurs shall be deemed earned on the date of such termination equal to one third of the units granted multiplied by a fraction (the denominator of which is 365 and the numerator of which is the number of days since the first day of the current Performance Period until the date of termination). All Units that are not earned as of the date of such termination (including as a result thereof) shall be forfeited on the date of such termination.

(iii)
For purposes of this Agreement, “Change in Control” means (A) any person or business entity becomes a “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by then outstanding voting securities of the Company or (B) the consummation of a merger of the Company, the sale or disposition by the Company of all or substantially all of its assets within a 12-month period, or any other business combination of the Company with any other corporation or business entity, but not including any merger or business combination of the Company which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or business combination.

(iv)
For purposes of this Agreement, “Cause” means (A) Awardee’s continued failure to substantially perform his or her duties (other than as a result of total or partial incapacity due to physical or mental illness), (B) Awardee’s commission of a crime constituting (x) a felony under the laws of the United States or any state thereof or (y) a misdemeanor involving moral turpitude, (C) Awardee’s fraud, misappropriation, misconduct or dishonesty in connection with his or her duties, (D) any act or omission which is, or is reasonably likely to be, materially adverse or injurious (financially, reputationally or otherwise) to the Company or any of its affiliates, (E) Awardee’s breach of any material obligations contained in Awardee’s employment agreement or offer letter with the Company, including, but not limited to, any restrictive covenants or obligations of confidentiality contained therein (F) Awardee’s breach of the Company’s Code of Conduct or (G) Awardee’s material breach of any Company policies and procedures applicable to Awardee.

(v)
For purposes of this Agreement, “Good Reason” shall exist if Awardee resigns his or her employment following the Company’s (A) material reduction of Awardee’s base salary, or (B) requirement that Awardee relocate more than 50 miles from Awardee’s current principal location of employment; “Good Reason” shall exist only if Awardee has given written notice to the Company within 30 days after the initial occurrence of the event, with a reference to this Agreement, and the Company has not cured such event by the 15th day after the date of such notice, and Awardee’s employment terminates within 60 days of Awardee’s giving of such notice to the Company.

(vi)
For purposes of this Agreement, in the event Awardee has an employment agreement with the Company or an affiliate of the Company that provides definitions for the terms “Cause” and/or “Good Reason,” then, during the time in which Awardee’s employment agreement is in effect, the definitions provided within Awardee’s employment agreement shall be used instead of the definitions provided above.

8.Retirement.1 [In the event of a termination of Awardee’s employment as a result of Awardee’s Retirement at least six months after the Date of Grant, and provided Awardee has not breached any material obligations contained in Awardee’s employment agreement or offer letter with the Company, including, but not limited to, any restrictive covenants or obligations of confidentiality contained therein, then the Units shall remain outstanding and be earned based on actual performance in accordance with Section 2 as if the Awardee had remained employed through the applicable Vesting Date. For Purposes of this Agreement, “Retirement” means an Awardee’s resignation of employment (while in good standing with the Company) on or after age 65.] OR [In the event of a termination of Awardee’s employment as a result of Awardee’s Retirement, then the Units shall remain outstanding and be earned based on actual performance in accordance with Section 2 as if the Awardee had remained employed through the applicable Vesting Date, provided Awardee has not breached any material obligations contained in Awardee’s employment agreement or offer letter with the Company, including, but not limited to, any restrictive covenants or obligations of confidentiality contained therein. For Purposes of this Agreement, “Retirement” means an Awardee’s resignation of employment (while in good standing with the Company) after Awardee has (i) reached age 60, (ii) attained age plus years of service to the Company equal to 70 and (iii) provided the Company with at least twelve months’ written notice of Awardee’s intention to retire.]
9.Withholding Taxes. Awardee shall pay to the Company, or make provision satisfactory to the Company for payment of, the minimum aggregate federal, state and local taxes required to be withheld by applicable law or regulation in respect of the settlement of any portion of the Units hereunder, or otherwise as a result of your receipt of the Units, no later than the date of the event creating the tax liability. The Company may, and, in the absence of other timely payment or provision made by Awardee that is satisfactory to the Company, shall, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to Awardee, including, but not limited to, by withholding Shares which otherwise would be delivered hereunder. In the event that payment to the Company of such tax obligations is made by delivering or withholding of Shares, such Shares shall be valued at their Fair Market Value (as determined in accordance with the Plan) on the date of such delivery or withholding.
10.No Rights as a Stockholder. Neither the Units nor this Agreement shall entitle Awardee to any voting rights or other rights as a stockholder of the Company unless and until Shares have been issued in settlement thereof. Without limiting the generality of the foregoing, no dividends or dividend equivalents shall accrue or be paid with respect to any Units.
_____________
1 Language in this paragraph 8 applicable to any individual Agreement to be determined by the Compensation Committee.

11.Conformity with Plan. This Agreement, and the Units awarded hereby, are intended to conform in all respects with, and are subject to all applicable provisions of, the Plan, which is incorporated herein by reference. Any inconsistencies between this Agreement and any mandatory provisions of the Plan shall be resolved in accordance with the terms of the Plan, and this Agreement shall be deemed to be modified accordingly. By executing and returning this Agreement, you acknowledge your receipt of the Plan and agree to be bound by all the terms and conditions of the Plan as it shall be amended from time to time.

12.Employment and Successors. Nothing herein confers any right or obligation on you to continue in the employ of the Company or any affiliate of the Company or shall affect in any way your right or the right of the Company or any affiliate of the Company, as the case may be, to terminate your employment at any time. The agreements contained in this Agreement shall be binding upon and inure to the benefit of any successor to the Company by merger or otherwise. Subject to the restrictions on transfer set forth herein, all of the provisions of the Plan and this Agreement will be binding upon Awardee and Awardee’s heirs, executors, administrators, legal representatives, successors and assigns.

13.Awardee Advised To Obtain Personal Counsel and Tax Representation. IMPORTANT: The Company and its employees do not provide any guidance or advice to individuals who may be granted Units under the Plan regarding the federal, state or local income tax consequences or employment tax consequences of participating in the Plan. Notwithstanding any withholding by the Company of taxes hereunder, Awardee remains responsible for determining Awardee’s own personal tax consequences with respect to the Units, their being earned, the receipt of Shares upon settlement, any subsequent disposition of Shares and otherwise of participating in the Plan, and also ultimately remains liable for any tax obligations in connection therewith (including any amounts owed in excess of withheld amounts). Accordingly, Awardee may wish to retain the services of a professional tax advisor in connection with the Units and this Agreement.
14.Beneficiary Designation. Awardee may designate one or more beneficiaries, from time to time, to whom any benefit under this Agreement is to be paid in case of Awardee’s death. Each designation must be in writing, signed by Awardee and delivered to the Company. Each new designation will revoke all prior designations.
15.Adjustments for Changes in Capital Structure. In the event any change is made to the Shares by reason of any dividend of shares or extraordinary cash dividend, stock split or reverse stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or other change affecting the outstanding Shares as a class without the Company’s receipt of consideration, the Company shall make such appropriate adjustments to the Units as it determines are equitable and reasonably necessary or desirable to preserve the intended benefits under this Agreement.
16.Disputes. Any question concerning the interpretation of or performance by the Company or Awardee under this Agreement, including, but not limited to, the Units, their being earned, settlement or forfeiture, or the issuance or delivery of Shares upon settlement, or any other dispute or controversy that may arise in connection herewith or therewith, shall be determined by the Company in its sole and absolute discretion; provided, however, that, following a Change in Control, any determinations by the Company or a successor entity with respect to the existence or not of Injurious Conduct, Cause or Good Reason, or any other post-Change in Control determination that would effect a forfeiture of all or a portion of the Units, must be objectively reasonable. Notwithstanding the foregoing, the Parties acknowledge that any litigation shall be resolved as described in Section 18(e) below.
17.Non-Compete Provisions. IMPORTANT: The following covenants are made by Awardee in exchange for good and valuable consideration, including but not limited to the opportunity to receive the Units as set forth more fully above. Such covenants were material inducements to the Company in deciding to invest in Awardee, to award said Units, and in entering into this Agreement. For purposes of this Section 17, references to the “Company” shall include any and all affiliates of the Company with which Awardee was employed during the relevant time period(s); and the termination date of Awardee’s employment shall be the date Awardee is no longer employed by the Company or any of its affiliates.

(a)
During his or her employment by the Company and for a period of 12 months immediately following the termination of his or her employment for any reason whatsoever, whether or not for Cause or by resignation (whether or not for Good Reason), Awardee will not, directly or indirectly (whether through affiliates, relatives or otherwise):

(i)
in any Restricted Area (as hereinafter defined), be employed or retained by any person or entity who or which then competes with the Company in the Restricted Area to any extent, nor will Awardee directly or indirectly own any interest in any such person or entity or render to it any consulting, brokerage, contracting, financial or other services or any advice, assistance or other accommodation. Awardee shall be deemed to be employed or retained in the Restricted Area if Awardee has an office in the Restricted Area or if Awardee performs any duties or renders any advice with respect to any competitive facility, business activities or customers in the Restricted Area. A “Restricted Area” means any geographic area in which or in relation to which Awardee shall have performed any duties, or in/for which Awardee had management, financial, sales, corporate or other responsibilities, for the Company during the one-year period preceding the termination of his or her employment.

(b)
During his or her employment by the Company and for a period of 12 months immediately following the termination of his or her employment for any reason whatsoever, whether or not for Cause or by resignation (whether or not for Good Reason), Awardee will not anywhere directly or indirectly (whether as an owner, partner, employee, consultant, broker, contractor or otherwise, and whether personally or through other persons):

(i)
solicit or accept the business of, or call upon, any customer or potential customer of the Company with whom Awardee dealt, on behalf of the Company, at any time during the one year period immediately preceding the termination of his or her employment with the Company, for the purpose of providing any product or service reasonably deemed competitive with any product or service then offered by the Company;

(ii)
solicit or accept the business of, or call upon, any person or entity, or affiliate of any such person or entity, who or which is or was a customer, supplier, manufacturer, finder, broker, or other person who had a business relationship with the Company or who was a prospect for a business relationship with the Company at any time during the period of Awardee’s employment, for the purpose of providing or obtaining any product or service reasonably deemed competitive with any product or service then offered by the Company;

(iii)	approve, solicit or retain, or discuss the employment or retention (whether as an employee, consultant or otherwise) of any person who was an employee of the

Company at any time during the one-year period preceding the termination of Awardee’s employment by the Company. (Nothing in this section restricts employees from engaging in protected activities with other employees concerning their wages, hours, and working conditions as set forth in Section 7 of the National Labor Relations Act);

(iv)	solicit or encourage any person to leave the employ of the Company; or

(v)
call upon or assist in the acquisition of any company which was, during the term of this Agreement, either called upon by an employee of the Company or by a broker or other third party, for possible acquisition by the Company or for which an employee of the Company or other person made an acquisition analysis for the Company; or own any interest in or be employed by or provide any services to any person or entity which engages in any conduct which is prohibited to Awardee under this Section 17(b).

(c)
All time periods under Section 17 of this Agreement shall be computed by excluding from such computation any time during which Awardee is in violation of any provision of Section 17 of this Agreement and any time during which there is pending in any court of competent jurisdiction any action (including any appeal from any final judgment) brought by any person, whether or not a party to this Agreement, in which action the Company seeks to enforce the agreements and covenants in this Agreement or in which any person contests the validity of such agreements and covenants or their enforceability or seeks to avoid their performance or enforcement.

(d)
Before taking any position with any person or entity during the 12 month period following the termination of his or her employment for any reason, with or without Cause or by resignation, Awardee will give prior written notice to the Company of the name of such person or entity. Irrespective of whether such notice is given, the Company shall be entitled to advise each such person or entity of the provisions of this Agreement, and to correspond and otherwise deal with each such person or entity to ensure that the provisions of this Agreement are enforced and duly discharged. Awardee understands and expressly agrees that the obligation to provide written notice under this Section 17(d) is a material term of this Agreement, and that the failure to provide such notice shall be a material breach of this Agreement, and shall constitute a presumption that any employment about which he or she failed to give notice violates Section 17(a) of this Agreement.

(e)
Awardee understands that the provisions of this Agreement have been carefully designed to restrict his or her activities to the minimum extent which is consistent with law and the Company's requirements. Awardee has carefully considered these restrictions, and Awardee confirms that they will not unduly restrict Awardee’s ability to obtain a livelihood. Awardee has heretofore engaged in businesses other than the business in which he will be engaged on behalf of the Company. Before signing this Agreement, Awardee has had the opportunity to discuss this Agreement and all of its terms with his or her attorney.

(f)
Since monetary damages will be inadequate and the Company will be irreparably damaged if the provisions of Section 17 of this Agreement are not specifically enforced, the Company shall be entitled, among other remedies (i) to an injunction (without any bond or other security being required) restraining any violation of Section 17 of this Agreement by Awardee and by any person or entity to whom Awardee provides or proposes to provide any services in violation of this Agreement, (ii) to require Awardee to hold in a constructive trust, account for and pay over to the Company all compensation and other benefits which Awardee shall derive in whole or in part as a result of any action or omission which is a violation of any provision of this Agreement and (iii) to require Awardee to account for and pay over to the Company any net profit earned by the Awardee from the exercise, from and after the 12-month period prior to the termination of his or her employment, of any stock options issued to him/her by the Company.

(g)
The courts enforcing Section 17 of this Agreement shall be entitled to modify the duration, scope or other provision of any restriction contained herein to the extent such restriction would otherwise be unenforceable, and such restriction as modified shall be enforced.

18.    Miscellaneous.

(a)
References herein to determinations or other decisions or actions to be taken or made by the Company shall be made by the Compensation Committee or such other person or persons to whom the Compensation may from time to time delegate authority or otherwise designate, and any such determinations, decisions or actions shall be final, conclusive and binding on Awardee and all persons claiming under or through Awardee.

(b)	This Agreement may not be changed or terminated except by a written agreement expressly referencing this Agreement and signed by the President or Chief Executive Officer of the Company and Awardee.

(c)
This Agreement, together with the Plan, constitutes the entire understanding of the parties, and supersedes and cancels all prior agreements, with respect to the subject matter hereof; provided that, this Agreement shall not supersede, replace, or otherwise affect in any manner, the restrictive covenant provisions or other post-employment obligations, including, without limitation, the non-competition provisions, contained in any agreement between Awardee and the Company or an affiliate of the Company (collectively, for purposes of this Section, the “Employment Agreement”). Nothing contained herein shall adversely affect or impair the Company or its affiliate’s right to enforce any of the restrictive covenants or other post-employment obligations contained in the Employment Agreement. Awardee agrees that Awardee’s post-employment obligations under the Employment Agreement shall remain in effect and enforceable in accordance with the terms of the Employment Agreement and Awardee hereby reaffirms those obligations. Awardee agrees that his/her obligations under Section 17 above supplement and are in addition to, and shall not supersede, modify or otherwise affect, his/her obligations under the Employment Agreement. The Company and its affiliates reserve the right to enforce any restrictive covenant imposed under any Employment Agreement and/or this Agreement, individually or collectively, at its option.

(d)
This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same Agreement. The counterparts of this Agreement may be executed and delivered by facsimile or other digital or electronic means by any of the parties to any other party and the receiving party may rely on the receipt of such document so executed and delivered by facsimile or other digital or electronic means as if the original had been received.

(e)
This Agreement will be governed by and construed in accordance with the laws of the State of Connecticut, without regard to principles of conflicts of laws. The interpretation and enforcement of the provisions of this Agreement shall be resolved and determined exclusively by the state court sitting in Fairfield County, Connecticut or the federal courts in the District of Connecticut and Awardee hereby consents that such courts be granted exclusive jurisdiction for such purpose. As additional consideration for the benefits Awardee is receiving under this Agreement, Awardee promises not to move to dismiss or transfer any litigation brought by the Company in Connecticut to enforce this Agreement based on personal jurisdiction, venue, or “convenience.” If any section, provision or clause of this Agreement, or any portion thereof, is held void or unenforceable, the remainder of such section, provision or clause, and all other sections, provisions or clauses of this Agreement, shall remain in full force and effect as if the section, provision or clause determined to be void or unenforceable had not been contained herein.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Date of Grant.
UNITED RENTALS, INC.
By:___________________________

AWARDEE:____________________________